Exhibit 99.1

FOR IMMEDIATE RELEASE

Hill International Announces David Sgro as Chairman of the Board, Other Adjustments to Board

PHILADELPHIA, PA, October 2, 2018 — Hill International, Inc., the global leader in managing construction risk, announced today that David D. Sgro has been elected Chairman of the company’s Board of Directors effective October 1, 2018. Mr. Sgro replaces Craig L. Martin, who served as Chairman since September 2016.

In addition, the company’s Board of Directors voted to appoint Arnaud Ajdler and Jim Chadwick as independent members of the Board, effective immediately. Mr. Ajdler will be serving the remainder of Mr. Martin’s term, which expires at the annual meeting of stockholders on December 6, 2018. Mr. Chadwick will be serving the remainder of Steven R. Curts’ term, which expires at the annual meeting of stockholders in 2020.

“Craig was an integral part of Hill’s development during the last two years, and a champion of the company and its mission. We are very grateful for his service,” said Hill’s Chief Executive Officer Raouf Ghali. “David has been a valuable resource since joining the Board and is the ideal candidate to serve as Chairman. His experience, knowledge, and enthusiasm will promote the continued growth and profitability of Hill.”

Mr. Sgro joined Hill’s Board in August 2016. He is Director of Research for Jamarant Capital and Senior Managing Director at Crescendo Partners, where he has held positions of increasing responsibility since 2005. He currently serves as Chairman of the Board of Directors and Chief Operating Officer of Allegro Merger Corp. (NASDAQ:ALGRU), and serves on the Board of Directors for BSM Technologies (TSX:GPS) and Pangaea Logistics Solutions (NASDAQ:PANL). Mr. Sgro previously held board positions with Imvescor Restaurant Group, Inc., NextDecade, COM DEV International Systems, SAExploration, Primoris Services Corporation, Bridgewater Systems, and Quartet Merger Corp.  He earned a BS in Finance from The College of New Jersey and an MBA from Columbia Business School and is a CFA Charterholder.

Mr. Ajdler has served as the managing partner for Engine Capital L.P., a value-oriented investment firm, since 2013. Mr. Ajdler, who was a member of Hill’s Board from June 2006 to June 2009, currently sits on the boards of Stewart Information Services Corporation (NYSE:STC) and StarTek, Inc. (NYSE:SRT). He earned a BS in Mechanical Engineering from the Free University of Brussels, Belgium, an MS in Aeronautics from the Massachusetts Institute of Technology (MIT), and an MBA from Harvard Business School.

Mr. Chadwick has served as a Director of the investment firm Alternative Investments with Ancora Advisors, LLC. since 2014. He has served on the board of seven public companies. Mr. Chadwick earned a BA from the University of California Los Angeles.

Hill International, with approximately 2,800 professionals in more than 50 offices worldwide, provides program management, project management, construction management and other consulting services to clients in a variety of market sectors. Engineering News-Record magazine recently ranked Hill as the eighth-largest construction management firm in the United States. For more information on Hill, please visit our website at www.hillintl.com.

Forward Looking Statements

Certain statements contained herein may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any statements of belief or intent, any statements concerning our plans, strategies and objectives for future operations; and any statements regarding our intent to file late periodic reports or relisting on a national securities exchange, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results to differ materially from estimates or projections contained in our forward-looking statements are set forth in the Risk Factors section and elsewhere in the reports we have filed with the Securities and Exchange Commission, including that unfavorable global economic conditions may adversely impact our business, our backlog may not be fully realized as revenue, our expenses may be higher than anticipated, and the review of the Company’s accounting, accounting policies and internal control over financial reporting, and the preparation of and the audit or review, as applicable, of filings may take longer than currently anticipated or additional restatement adjustments may be identified.  We do not intend, and undertake no obligation, to update any forward-looking statement.

Hill International, Inc.
Elizabeth J. Zipf, LEED AP BD+C
Senior Vice President
Hill International, Inc.
One Commerce Square
2005 Market Street, 17th Floor
Philadelphia, PA 19103
Tel:  215-309-7707
elizabethzipf@hillintl.com

Hill International, Inc.
Marco A. Martinez
SVP & Interim Chief Financial Officer
(215) 309-7951
marcomartinez@hillintl.com

InvestorCom
John Glenn Grau
President
(203) 295-7841
jgrau@investor-com.com

(HIL-G)

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